Exhibit 4.3

MIRNA THERAPEUTICS, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of this 31st day of March, 2015, by and among MIRNA THERAPEUTICS, INC., a Delaware corporation (the “Company”), and each of the persons and entities listed on Exhibit A hereto (the “Investors” and each individually an “Investor”).

RECITALS

WHEREAS, certain of the Investors and the Company have previously entered into that certain Second Amended and Restated Investor Rights Agreement dated as of October 22, 2012 (as amended, the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the written consent of the Company and the Investors (as defined in the Prior Agreement) holding at least a majority of the then outstanding shares of Common Stock issued or issuable upon the conversion of the Preferred Stock;

WHEREAS, on the date of this Agreement, certain of the Investors (the “Series D Purchasers”) are purchasing, severally and not jointly, shares of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), pursuant to that certain Series D Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), by and among the Company and the Series D Purchasers (the “Series D Financing”);

WHEREAS, the obligations of the Company and the Investors in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Series D Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights with respect to the Preferred Stock (as defined below) held by the Investors as set forth below and have agreed to amend and restate the Prior Agreement as set forth herein;

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors who constitute the requisite parties necessary to amend the Prior Agreement hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the parties hereto further agree as follows:

AGREEMENT

SECTION 1.                         DEFINITIONS.

As used in this Agreement the following terms shall have the following respective meanings:

(a)                                 “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including without limitation any partner, officer, director, manager or employee of such person and any venture capital or private equity fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such person.

(b)                                 “Baxter” means Baxter Healthcare Corporation and its Affiliates.

(c)                                  “Baxter Transferee” means Baxalta Incorporated or any of its Affiliates to whom Baxter transfers its shares of Common Stock and Preferred Stock pursuant to the Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated the date hereof by and among the Company and the parties listed therein, as it may be amended or restated from time to time.

(d)                                 “Common Stock” means common stock, par value $0.001 per share, of the Company.

(e)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)                                   “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g)                                 “GAAP” means generally accepted accounting principles in the United States.

(h)                                 “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(i)                                    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(j)                                    “Investment Company Act” means the Investment Company Act of 1940, as amended.

(k)                                 “NEA” means New Enterprise Associates 14, L.P., NEA Ventures 2012, Limited Partnership and their respective Affiliates.

(l)                                    “Pfizer” means Pfizer Inc. and its Affiliates.

(m)                             “Preferred Directors” has the meaning set forth in the Restated Certificate.

(n)                                 “Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

(o)                                 “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(p)                                 “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Preferred Stock, (b) Common Stock of the Company held by the Investors (other than shares of Common Stock of the Company issued or issuable upon exercise of options or other awards granted pursuant to stock purchase or stock option plans or other similar incentive plans or arrangements), (c) Common Stock of the Company held by a transferee or assignee of Registrable Securities who has agreed in writing to be bound by the terms of this Agreement under Section 2.9, and (d) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities (other than shares of Common Stock of the Company issued or issuable upon exercise of options or other awards granted pursuant to stock purchase or stock option plans or other similar incentive plans or arrangements). Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its Affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its Affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as-converted basis), the Company has completed its Initial Offering and all shares of Common Stock of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 without limitation during any ninety (90) day period; provided, the foregoing exception to the definition of Registrable Securities shall not apply to the operation of Sections 2.12 and 2.13 below.  A Holder of Registrable Securities need not convert such Registrable Securities into Common Stock prior to requesting registration hereunder but may make such request in contemplation of conversion of such Registrable Securities into Common Stock prior to the effectiveness of such registration.

(q)                                 “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(r)                                  “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing and accounting expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the selling Holders, blue- sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(s)                                   “Required Holders” means the Investors holding at least a majority of the then outstanding shares of Common Stock issued or issuable upon the conversion of the Preferred Stock.

(t)                                    “Restated Certificate” means the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

(u)                                 “Right of First Refusal Agreement” means the Third Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith by and among the Company, the Investors and certain other parties named therein.

(v)                                 “SEC” or “Commission” means the Securities and Exchange Commission.

(w)                               “Securities Act” shall mean the Securities Act of 1933, as amended.

(x)                                 “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

(y)                                 “Series A Preferred Stock” shall mean Series A preferred stock, par value $0.001 per share, of the Company.

(z)                                  “Series B Preferred Stock” shall mean Series B preferred stock, par value $0.001 per share, of the Company.

(aa)                          “Series B-1 Preferred Stock” shall mean Series B-1 preferred stock, par value $0.001 per share, of the Company.

(bb)                          “Series C Preferred Stock” shall mean Series C preferred stock, par value $0.001 per share, of the Company.

(cc)                            “Shares” shall mean the Preferred Stock held by the Investors listed on Exhibit A hereto and their permitted assigns.

(dd)                          “Sofinnova” shall mean Sofinnova Venture Partners VIII, L.P. and its Affiliates.

(ee)                            “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan, (ii) a registration statement with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction, or (iii) a registration statement in which the only Common Stock being registered is Common Stock issued upon conversion of debt securities that are also being registered

(ff)                              “Transfer” shall mean any direct or indirect sale, transfer, assignment, exchange, pledge, hypothecation, mortgage or grant of a proxy, or any other encumbrance or disposition of an interest.

(gg)                          “Voting Agreement” shall mean that certain Third Amended and Restated Voting Agreement dated as of the date hereof, by and among the Company, the Investors and certain other parties set forth therein.

SECTION 2.                         REGISTRATION.

2.1                               Demand Registration.

(a)                                 Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Required Holders (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of shares of the Common Stock issuable or issued upon conversion of the Preferred Stock (the “Preferred Stock Registrable Securities”), then the Company shall, within fifteen (15) days after the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, shall, as expeditiously as possible and in any event within sixty (60) days after receipt of the request from the Initiating Holders, file a registration statement under the Securities Act of all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities that all other Holders request to be registered, as specified by notice given by each such other Holder to the Company within twenty (20) days after the date that the written notice by the Company referred to above is given.

(b)                                 Notwithstanding the foregoing obligations, if the Company furnishes to the Initiating Holders a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s board of directors (the “Board”) it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a Special Registration Statement.

(c)                                  If the Initiating Holders intend to distribute the Preferred Stock Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.1(a) or Section 2.3(a), as applicable.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall, together with the Company as provided in Section 2.5(e), enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 2.1 or Section 2.3, if the managing underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Preferred Stock Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Preferred Stock Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(d)                                 The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)                                    prior to the earlier of (A) the third anniversary of the date hereof or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

(ii)                                after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective;

(iii)                            if within fifteen (15) days of receipt of a written request from the Initiating Holders pursuant to Section 2.1(a), the Company gives notice to each of the Initiating Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days after receipt of such written request from the Initiating Holders, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective during such period;

(iv)                             if the Initiating Holders propose to dispose of shares of Preferred Stock Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below; or

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process, as applicable, in such jurisdiction and except as may be required by the Securities Act.

2.2                               Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement, and the Company shall cause to be registered, all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in such registration statement filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)                                 Underwriting.  If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the holders of Preferred Stock Registrable Securities (the “Preferred Holders”) on a pro rata basis based on the total number of Preferred Stock Registrable Securities held by such Preferred Holders; third, to the Holders (other than the Preferred Holders) on a pro rata basis based on the total number of Registrable Securities held by such Holders; and fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause.  In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities (including a majority of the Preferred Stock Registrable Securities, if applicable) proposed to be sold in the offering.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership or corporation, the partners, retired partners, members, former members and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)                                 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

2.3                               Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)                                 promptly (and in any event within fifteen (15) days after such written request is delivered) give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

(i)                                    if Form S-3 is not available for such offering by the Holders;

(ii)                                if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

(iii)                            if within fifteen (15) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.3, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days after receipt of such written request from such Holder or Holders, other than pursuant to a Special Registration Statement; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective during such period; provided, further, that such Holders were permitted to register such shares as requested to be registered pursuant to Section 2.2 hereof without reduction by the underwriter thereof;

(iv)                             if the Company has, within the twelve (12) month period preceding the date of such written request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.3; or

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process, as applicable, in such jurisdiction and except as may be required by the Securities Act.

(c)                                  Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.  Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

(d)                                 Notwithstanding the foregoing obligations, if the Company furnishes to the Holder or Holders requesting a registration pursuant to this Section 2.3 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request for registration on Form S-3 referred to in Section 2.3 is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to a Special Registration Statement.

2.4                               Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 or any registration under Section 2.2 or Section 2.3 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or 2.3, the request of which has been subsequently withdrawn by the Holders which initiated such request unless (a) the withdrawal is based upon material adverse information concerning the Company of which such Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities then outstanding agree to forfeit their right to one (1) requested registration pursuant to Section 2.1 or 2.3, as applicable, in which event such right shall be forfeited by all Holders.  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting or joining such registration in proportion to the number of shares that were to be included in such registration.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.1 or 2.3.

2.5                               Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(c)                                  Comply with Rule 172 of the Securities Act and (i) advise the selling Holders promptly of any failure by the Company to satisfy the conditions of such Rule 172 and (ii) promptly furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 Use best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already qualified to do business or subject to service of process, as applicable, in such jurisdiction and except as may be required by the Securities Act;

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

(f)                                   Use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case no later than the effective date of such registration;

(h)                                 Promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                    Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j)                                    After such registration statements become effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(k)                                 Promptly notify each selling Holder of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(l)                                    Use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(m)                             Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the appropriate Holders and managing underwriter(s), if any, an amendment or supplement to such registration statement or prospectus in order to cause such registration statement or prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and furnish such copies thereof as the Holders of any underwriter may reasonably request; and

(n)                                 Use best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.6                               Termination of Registration Rights.  All registration rights granted under this Section 2 shall terminate and be of no further force and effect upon the earlier to occur of (i) three (3) years after the date of the Company’s Initial Offering, or (ii) as to any Holder, at such time as such Holder could sell all of its Registrable Securities without limitation during any 90 day period under Rule 144 of the Securities Act.

2.7                               Delay of Registration; Furnishing Information.

(a)                                 No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)                                 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)                                  The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 if, due to the operation of subsection 2.1(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.

2.8                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Section 2.1, 2.2 or 2.3:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, the partners, members, stockholders, officers and directors of each such Holder, legal counsel and accountants of each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, stockholder, officer, director, underwriter or controlling person, or other aforementioned person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, stockholder, officer, director, underwriter or controlling person, or other aforementioned person of such Holder.

(b)                                 To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, stockholders, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, stockholder, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, stockholder, officer, director or controlling person of such other Holder, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; provided further, that in no event shall any indemnity under this Section 2.8(b) when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(d), exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                 If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) in no event shall any contribution by a Holder hereunder, when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the net proceeds from the offering received by such Holder.

(e)                                  The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9                               Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a partner or retired partner of any Holder that is a partnership, (b) is a member or former member of any Holder that is a limited liability company, (c) is a Holder’s family member or trust for the benefit of such family member or of an individual Holder, (d) is an Affiliate of such Holder, (e) is any affiliated venture capital fund of an Investor, or (f) is a transferee which acquires at least twenty-five percent (25%) of the shares of Preferred Stock held by the transferor; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10                        Amendment of Registration Rights.  Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding (including a majority of shares of the Preferred Stock then outstanding).  Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon each Holder and the Company.  By acceptance of any benefits under this Section 2, the Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.11                        Limitation on Subsequent Registration Rights.  Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding (including a majority of shares of the Preferred Stock then outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.12                        “Market Stand-Off” Agreement.  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (the “Standoff Period”); provided that:

(a)                                 such agreement shall apply only to the Company’s Initial Offering; and

(b)                                 all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are subject to the same restrictions.

The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the Standoff Period.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13                        Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.12 or that are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in Section 2.12 and this Section 2.13 shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.  Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.12 and 2.13.  The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.12 and 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.14                        Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company shall:

(a)                                 Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report and such other periodic reports of the Company filed with the Commission; and (iii) such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to such Form S-3.

SECTION 3.                         COVENANTS OF THE COMPANY.

3.1                               Basic Financial Information and Reporting.

(a)                                 The Company shall maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied.

(b)                                 So long as an Investor (with its Affiliates) shall own not less than 3,000,000 shares (as adjusted for any stock dividends, splits, combinations, recapitalizations and the like) of Registrable Securities (each, a “Major Holder”), as soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, the Company shall furnish each Major Holder (i) an audited consolidated balance sheet of the Company, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company, for such year, all prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year and as included in the Budget (as defined below) for such year, with an explanation of any material differences between such figures, all in reasonable detail, and (ii) a statement of stockholders’ equity as of the end of such year.  Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board, including a majority of the Preferred Directors.

(c)                                  Upon request, the Company shall furnish each Major Holder, as soon as practicable and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Company, (i) an unaudited consolidated balance sheet of the Company as of the end of such fiscal quarter and unaudited consolidated statements of income and cash flows of the Company for such fiscal quarter, all prepared in accordance with GAAP consistently applied (except that such financial statements may (x) be subject to normal year-end audit adjustments and (y) not contain all notes thereto that may be required in accordance with GAAP), and (ii) a statement of stockholders’ equity as of the end of such fiscal quarter.

(d)                                 Upon request, the Company shall furnish each Major Holder, as soon as practicable and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company as of the end of such month, and unaudited consolidated statements of income and cash flows of the Company, together with supporting schedules, for such month and for the current fiscal year to date, prepared in accordance with GAAP consistently applied.

(e)                                  The Company will furnish each Major Holder: (i) at least thirty (30) days prior to the beginning of each fiscal year a budget, projected financial statements and operating plans for such fiscal year (the “Budget”), and as soon as available, any subsequent significant written revisions thereto; (ii) within ten (10) days of delivery, such other notices, information and data with respect to the Company as the Company delivers to the holders of Common Stock as a result of their ownership of securities in the Company; and (iii) promptly, such other information and data as such Major Holder may from time to time reasonably request.

3.2                               Inspection Rights.  Each Major Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.  Notwithstanding anything to the contrary contained in this Agreement, in the event that either Pfizer, Baxter or the Baxter Transferee is deemed to be a competitor of the Company, the investment, legal, finance, tax, accounting and audit personnel of Pfizer, Baxter or the Baxter Transferee and their respective Affiliates may exercise the rights set forth in this Section 3.2 solely for the purpose of managing, evaluating and reporting on Pfizer, Baxter or the Baxter Transferee’s investment in the Company.

3.3                               Confidentiality of Records.  Each Investor agrees that it shall keep confidential and shall not disclose or divulge any confidential, proprietary, or secret information which such Investor may obtain from the Company pursuant to the financial statements, reports, and other materials submitted by the Company to such Investor pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted under this Agreement, unless (a) such information enters the public domain through no fault of such Investor, (b) such information is communicated to such Investor by a third party without breach of any obligation of confidentiality such third party may have to the Company, (c) the Company provides written consent to the disclosure of such information, (d) such information is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company, or (e) required by a valid order of a court or governmental body having jurisdiction or otherwise required by law, statutes, rules or regulations or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional or corporate investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; provided, however, that an Investor may disclose such information (A) to its partners, subsidiaries, parents, officers, employees, agents, directors, Affiliates, attorneys, accountants, consultants, and other professionals for the purpose of evaluating its investment in the Company as long as such attorneys, advisors, accountants, partners, subsidiaries, parents, officers, employees, agents, directors or Affiliates are advised of the confidentiality provisions of this Section 3.3, (B) to any prospective purchaser of any Shares from such Investor as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section 3.3, (C) for internal market, industry and investment analyses, or (D) to any Affiliate of such Investor or to a partner or stockholder of such Purchaser; and provided, further, that if any Investor is required or requested to disclose information pursuant to (e) above, such Investor shall use its commercially reasonable efforts to limit such disclosure and to obtain confidential treatment or a protective order for such information and shall give the Company prompt written notice prior to such disclosure to the extent practicable.  The Company acknowledges that certain of the Investors are in the business of venture capital or private equity investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company.  The Company and each Investor acknowledges and agrees that certain of the Investors or their Affiliates may presently have, or may engage in the future in, internal development programs, or may receive information from third parties that relates to, and may develop and commercialize products independently or in cooperation with such third parties, that are similar to or that are directly or indirectly competitive with the Company’s development programs, products or services.  Nothing in this Agreement or any other agreement related to the transactions contemplated by this Agreement shall in any way preclude or restrict such Investors or their Affiliates from conducting any development program, commercializing any product or service or otherwise engaging in any enterprise, whether or not such development program, product, service or enterprise competes with those of the Company, so long as such activities do not result in a violation of the confidentiality provisions of this Agreement.

3.4                               Reservation of Common Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5                               Proprietary Information and Inventions Agreement.  The Company shall require all employees, advisors and consultants of the Company or any of its subsidiaries to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Board.

3.6                               Employee Vesting.  Unless otherwise approved by the Board, all future employees, advisors and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a one hundred eighty (180) day lockup period in connection with the Initial Offering.  The Company shall, upon termination of employment of a holder of restricted stock for any reason, have the right to repurchase unvested shares at the lower of cost or the fair market value of such shares at the time of repurchase.

3.7                               Matters Requiring Preferred Directors’ Approval.  The Company shall not, without approval of the Board, which approval must include the affirmative vote of a majority of the Preferred Directors or if there is only one Preferred Director, the affirmative vote of such remaining Preferred Director:

(a)                                 incur indebtedness in excess of $500,000, individually or in the aggregate, other than payables incurred in the ordinary course of business;

(b)                                 change the principal line or lines of business of the Company, enter into any material new line of business, or exit the current line of business;

(c)                                  enter into or be a party to any transaction with or modify any agreement with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement or customary compensation or benefit arrangements that are approved by the Board; or

(d)                                 amend the Company’s 2008 Long Term Incentive Plan, as amended, or approve any new equity incentive plan.

3.8                               Directors’ Liability and Indemnification.  The Restated Certificate and the Company’s Bylaws, as amended from time to time (the “Bylaws”), shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.9                               Insurance.  The Company shall obtain, as soon as possible after the date hereof, from a financially sound and reputable insurer, directors and officers liability insurance to the maximum extent permitted by law and providing for at least $5,000,000 in coverage, and shall cause such insurance policy to be maintained until such time as the Board, including a majority of the Preferred Directors, determines that such insurance should be discontinued.  The Company shall use commercially reasonable efforts to obtain, as soon as possible after the date hereof, from a financially sound and reputable insurer, term “key-person” life insurance on the Company’s chief executive officer, in the aggregate amount of $3,000,000, and shall cause such insurance policy to be maintained until such time as the Board, including a majority of the Preferred Directors, determines that such insurance should be discontinued.  The key-person policy shall name the Company as loss payee, and neither policy shall be cancelable by the Company without prior approval of the Board, including a majority of the Preferred Directors.

3.10                        Successor Indemnification.  If the Company or any of its successors or assignees (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent reasonably necessary, the Company will use commercially reasonable efforts for proper provision to be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Bylaws, the Restated Certificate or elsewhere, as the case may be.

3.11                        Meeting of the Board; Board Expenses; Compensation of Directors.  The Board shall meet at least five (5) times each year in accordance with an agreed-upon schedule.  The Company shall reimburse each non-employee director for (i) all reasonable expenses incurred for services on the Board and (ii) out-of-pocket travel expenses incurred in connection with travel to and from the meetings of the Board. Unless otherwise approved by the Board, which must include a majority of the Preferred Directors, if any non-employee director receives equity compensation for his or her services as a director of the Company, each other non-employee director shall be entitled to receive the same equity compensation; provided, however, that each such non-employee director shall have the right in his or her discretion to waive receiving such equity compensation.

3.12        Qualifying Investments.  Any future purchases of Company securities by Sofinnova in connection with or upon a registered public offering of the Company shall constitute a qualifying investment, as such term is defined in Rule 203(l)-1 promulgated under the Investment Advisers Act of 1940, as amended.

3.13        Small Business Stock; Real Property Holding Corporation.

(a)           For so long as any of the shares of Preferred Stock are held by an Investor (or a transferee in whose hands such shares are eligible to qualify as “Qualified Small Business Stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Company will use its reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations.  The Company agrees to submit to any Investor and to the Internal Revenue Service, if necessary, any reports that may be required under Section 1202(d)(1)(c) of the Code and any related Treasury Regulations.  In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement indicating whether Preferred Stock constitutes “Qualified Small Business Stock” as defined in Section 1202(c) of the Code.  The Company’s obligation to furnish a written statement pursuant to this Section 3.15(a) shall continue notwithstanding the fact that a class of the Company’s stock may be traded on an established securities market.

(b)           The Company shall provide prompt notice to each Investor following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation.  In addition, upon a written request by any Investor, the Company shall provide such Investor with a written statement informing such Investor whether such Investor’s interest in the Company constitutes a United States real property interest.  The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made.  The Company’s written statement shall be delivered to such Investor within ten (10) days of such Investor’s written request therefor.  The Company’s obligation to furnish such written statement pursuant to this Section 3.15(b) shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

3.14        Certain Covenants Relating to SBA Matters.

(a)           Compliance.  So long as any Investor which is a licensed Small Business Investment Company (an “SBIC Investor”) holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of 13 C.F.R. Parts 112, 113 and 117.

(b)           Information for SBIC Investor.  Within forty-five (45) days after the end of each fiscal year and at such other times as an SBIC Investor may reasonably request, the Company shall deliver to such SBIC Investor a written assessment, in form and substance satisfactory to such SBIC Investor, of the economic impact of such SBIC Investor’s financing specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of the financing on the Company’s business in terms of profits and on taxes paid by the Company and its employees.  Upon request, the Company agrees to promptly provide each SBIC Investor with sufficient information to permit such Investor to comply with their obligations under the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder and related thereto; provided, however, each SBIC Investor agrees that it will protect any information which the Company labels as confidential to the extent permitted by law.  Any submission of any financial information under this Section shall include a certificate of the Company’s president, chief executive officer, treasurer or chief financial officer.

3.15        FCPA Compliance.  The Company shall not, and shall not permit any of its subsidiaries and Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents (collectively, “Representatives”) to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”) or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of its subsidiaries and Affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates or any of its or their respective Representatives in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause each of its Affiliates and subsidiaries to, maintain systems or internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

3.16        Bad Actor Status.               The Company will notify the Investors promptly in writing in the event a “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act (a “Disqualification Event”) becomes applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.

3.17        Observer Rights.

(a)           Baxter Observer. During such time that Baxter or the Baxter Transferee is not entitled to  designate a member of the Board pursuant to the Voting Agreement, the Company covenants and agrees that Baxter or the Baxter Transferee shall be entitled to designate one observer (the “Baxter Observer”) who may be present at all regular meetings of the Board, and that the Company will give the Baxter Observer notice of and invitation to such meetings, by telecopy or by such other means as such notices are delivered to the members of the Board, in the same manner that notice is provided or delivered to the Board and provide the Baxter Observer with copies all notices, minutes, consents, documents and other materials that it provides to the members of the Board at the same time and in the same manner as provided to such members of the Board; provided, that such designated Baxter Observer may be required at the discretion of the Company to enter into a confidentiality agreement with the Company prior to the exercise of the rights contained in this Section 3.20; provided, further, that the Baxter Observer may be excluded from any meeting or portion thereof and the Company reserves the right to withhold any information from the Baxter Observer if the Company reasonably believes that such withholding of information or exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential proprietary information of the Company or a third party, the Company reasonably determines that there exists a conflict of interest, or for other similar reasons; provided, further, that the Board shall be entitled to hold executive sessions which the Baxter Observer may not be invited to attend.  The Company further covenants and agrees to reimburse the Baxter Observer for all reasonable travel expenses incurred in attending meetings of the Board.

(b)           Eastern Capital Observer. For so long as Eastern Capital Limited continues to hold at least three million (3,000,000) shares of Preferred Stock, the Company covenants and agrees that Eastern Capital Limited shall be entitled to designate one observer (the “Eastern Capital Observer”) who may be present at all regular meetings of the Board, and that the Company will give the Eastern Capital Observer notice of and invitation to such meetings, by telecopy or by such other means as such notices are delivered to the members of the Board, in the same manner that notice is provided or delivered to the Board and provide the Eastern Capital Observer with copies all notices, minutes, consents, documents and other materials that it provides to the members of the Board at the same time and in the same manner as provided to such members of the Board; provided, that such designated Eastern Capital Observer may be required at the discretion of the Company to enter into a confidentiality agreement with the Company prior to the exercise of the rights contained in this Section 3.20; provided, further, that the Eastern Capital Observer may be excluded from any meeting or portion thereof and the Company reserves the right to withhold any information from the Eastern Capital Observer if the Company reasonably believes that such withholding of information or exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential proprietary information of the Company or a third party, the Company reasonably determines that there exists a conflict of interest, or for other similar reasons; provided, further, that the Board shall be entitled to hold executive sessions which the Eastern Capital Observer may not be invited to attend.  The Company further covenants and agrees to reimburse the Eastern Capital Observer for all reasonable travel expenses incurred in attending meetings of the Board.

3.18        Termination of Covenants.  All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3, 3.8, 3.10, 3.12 and 3.13) shall terminate and be of no further force or effect as to each Investor (a) immediately prior to the consummation of the Qualified IPO (as defined in the Restated Certificate) or (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.

SECTION 4.                         RIGHTS OF FIRST REFUSAL.

4.1          Subsequent Offerings.  Subject to applicable securities laws, each Major Holder shall have a right of first refusal to purchase all or any portion of its Pro Rata Share (as defined below) of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof.  Each Major Holder’s Pro Rata Share is equal to the ratio of (x) the number of shares of the Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) held by such Major Holder immediately prior to the issuance of such Equity Securities to (y) the total number of shares of Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) outstanding immediately prior to the issuance of the Equity Securities.  The term “Equity Securities” shall mean (a) any Common Stock, Preferred Stock or other security of the Company, (b) any security or right convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (c) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (d) any such warrant or right.

4.2          Exercise of Rights.  If the Company proposes to issue any Equity Securities, it shall give each Major Holder written notice (the “Offer Notice”) of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Major Holder shall have forty-five (45) days after receipt of the Offer Notice to elect to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the Offer Notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.  If not all of the Major Holders elect to purchase their Pro Rata Share of the Equity Securities, then the Company shall promptly notify in writing (the “Overallotment Notice”) the Major Holders who elect to purchase their full Pro Rata Share of the Equity Securities (each a “Fully-Exercising Holder”) of any other Major Holder’s failure to do likewise and shall offer such Fully-Exercising Holder(s) the right to acquire such unsubscribed shares that the Major Holders were entitled to subscribe for but that were not subscribed for by the Major Holders (the “Overallotment Shares”).  Each Fully-Exercising Holder shall have ten (10) days after receipt of the Overallotment Notice to notify the Company of its election to purchase up to such portion of the Overallotment Shares as is equal to the ratio of (x) the number of shares of the Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) held by such Fully-Exercising Holder immediately prior to the issuance of such Equity Securities to (y) the total number of shares of Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) held by all Fully-Exercising Holders immediately prior to the issuance of the Equity Securities.  The closing of any sale pursuant to this Section 4.2 shall occur within sixty (60) days after the date that the Offer Notice is received by the Major Holders.

4.3          Issuance of Equity Securities to Other Persons.  To the extent that the Major Holders fail to exercise in full the rights of first refusal pursuant to Section 4.2 with respect to the Equity Securities being offered by the Company, the Company shall have thirty (30) days after the expiration of the of the periods provided in Section 4.2 to sell the Equity Securities in respect of which the Major Holders’ rights were not exercised, at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Offer Notice pursuant to Section 4.2 hereof.  If the Company has not sold such Equity Securities within such thirty (30) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Major Holders in the manner provided above.

4.4          Termination and Waiver of Rights of First Refusal.  The rights of first refusal set forth in this Section 4 shall not apply to, and shall terminate (a) immediately prior to the Qualified IPO or (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event occurs first.  The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of the Required Holders pursuant to Section 5.5.

4.5          Transfer of Rights of First Refusal.  The rights of first refusal of each Holder under this Section 4 may be transferred to the same parties as set forth in Section 2.9, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6          Excluded Securities.  The rights of first refusal set forth in this Section 4 shall have no application to the Exempted Securities (as defined in the Restated Certificate).

4.7          Waiver of Rights of First Refusal. In the event that the right of first refusal in this Section 4 is waived pursuant to Section 5.5 hereof with respect to an issuance of Equity Securities by the Company, and any Major Holder is nevertheless permitted to purchase any such Equity Securities, each Major Holder shall be entitled to purchase its Adjusted Pro Rata Share (as defined below) of such Equity Securities upon the terms and conditions set forth in this Section 4.  For purposes of this Section 4.7, a Major Holder’s Adjusted Pro Rata Share of the Equity Securities subject to the waiver described in this Section 4.7 shall be equal to (i) such Major Holder’s Pro Rata Share multiplied by (ii) the total amount of Equity Securities to be sold directly (or indirectly in a series of related transactions) to existing Investors or their respective Affiliates.  For example, if 40% of the Equity Securities to be issued by the Company are to be allocated to existing Investors, then each Major Investor’s Adjusted Pro Rata shall be calculated using only 40% of the Equity Securities and the remaining 60% of Equity Securities to be issued by the Company may be issued to purchasers without applying the provisions of Section 4 herein.

SECTION 5.                         MISCELLANEOUS.

5.1          Governing Law; Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of California without regard to any conflicts of laws principles except for the internal affairs doctrine.  The parties agree that any action brought by any party under or in relation to this Agreement, including, without limitation, to interpret or enforce any provision of this Agreement, may be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of the state courts of the State of California and the State of Texas and to the jurisdiction of the United States District Court for the Northern District of California and the United States District Court for the Western District of Texas—Austin Division.  Each party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

5.2          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that any attempted Transfer of the rights of a Holder or Investor pursuant to this Agreement or pursuant to the Right of First Refusal Agreement that does not comply with the applicable provisions of the Right of First Refusal Agreement and Sections 2.9 and 4.5 of this Agreement and shall be void ab initio and shall not confer any rights on the purported transferee or assignee, and the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price and voting or exercising the rights of a Holder or Investor pursuant to this Agreement or the Right of First Refusal Agreement.  Subject to restrictions otherwise set forth therein, the rights of any Investor under this Agreement may be assigned, in whole or in part, to any Affiliate of such Investor in connection with a transfer of the related Registrable Securities by such Investor to such Affiliate.

5.3          Entire Agreement.  This Agreement and the Exhibits and Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4          Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5          Amendment and Waiver.

(a)           Except as otherwise expressly provided herein, and subject to Section 4.7, this Agreement may be amended, modified or terminated and observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding at least a majority of the outstanding shares Preferred Stock then-held by the Investors, voting together as a single class on an as-converted to Common Stock basis.  Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor if such amendment, modification, termination or waiver materially and adversely affects such Investor in a disproportionate manner than any other Investor (it being agreed that a waiver of the provisions of Section 4 (excluding and subject to Section 4.7) with respect to a transaction shall not be deemed to materially and adversely affect any Major Holder in a disproportionate manner than the other Major Holders if such Major Holder will not be able to purchase all or any portion of its Pro Rata Share of Equity Securities if such waiver does so by its terms, notwithstanding the fact that certain Major Holders may nonetheless by agreement with the Company, purchase Equity Securities in such transaction).  Any amendment, modification, termination or waiver effected in accordance with this Section 5.5 shall be binding upon the Company, each of the other parties hereto and any successor or permitted assignee of any such party whether or not such party, successor or assignee entered into or approved such amendment, modification or waiver.

(b)           For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6          Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent (x) to the Company at the address as set forth on the signature page hereof, with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, Attention:  Alan Mendelson and Mark Roeder, (650) 463-2600 (fax), and (y) to any other party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8          Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including, without limitation, to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9          Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.  Notwithstanding anything to the contrary contained herein, each stockholder of Asuragen, Inc., a Delaware corporation (“Asuragen”), who received Registrable Securities in connection with the distribution by Asuragen of the Equity Securities held by Asuragen on December 31, 2009 automatically, and without any further action on the part of the Company, Asuragen, such stockholder or any other person, became a party to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder, and shall be bound by this Agreement to the same extent as if such stockholder had joined in the execution and delivery of this Agreement.

5.11        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12        Aggregation of Stock.  All shares of Preferred Stock or Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14        Prior Agreement.  The Company and the Investors party to the Prior Agreement (which parties hold the requisite percentages to amend the Prior Agreement by written consent) hereby amend and restate the Prior Agreement in its entirety and the Prior Agreement shall automatically terminate and be no further force or effect.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

MIRNA THERAPEUTICS, INC.

By:	/s/ Paul Lammers
Name:	Paul Lammers, M.D., M.Sc.
Title:	President and Chief Executive Officer

Address:	2150 Woodward Street, Suite 100
Austin, Texas 78744

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

BAXTER HEALTHCARE CORPORATION

By:	/s/ Robert Hombach
Name:	Robert J. Hombach
Title:	CVP, Chief Financial Officer

Address:	One Baxter Parkway
Deerfield, IL 60015

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SOFINNOVA VENTURE PARTNERS VIII, L.P.

By:	Sofinnova Management VIII, L.L.C.,
its General Partner

By:	/s/ Michael Powell
Name:	Michael F. Powell
Title:	Managing Member

Address: 3000 Sand Hill Road, Bldg. 4, Suite 250 Menlo Park, CA 94025

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

EASTERN CAPITAL LIMITED

By:	/s/ Mark VanDevelde
Name:	Mark VanDevelde
Title:	Director

Address:

Eastern Capital Limited
Attn: William Sullivan
10 Market Street, # 773
Camana Bay
Grand Cayman KY1-9006
CAYMAN ISLANDS

Telephone: 345-949-7950
Fax: 345-945-1531
Email address: william.sullivan@ps-ltd.com

with a copy to:

Vinson & Elkins LLP
2801 Via Fortuna, Suite 100
Austin, TX 78746-7568
Attention: Milam Newby

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

NEW ENTERPRISE ASSOCIATES 14, L.P.

By:	NEA Partners 14, L.P., its general partner
By:	NEA 14 GP, LTD, its general partner

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Legal Officer

Address:	1119 St. Paul Street
Baltimore, MD 21202

NEA VENTURES 2012, LIMITED PARTNERSHIP

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Vice President

Address:	1119 St. Paul Street
Baltimore, MD 21202

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

PFIZER INC.

By:	/s/ Barbara Dalton
Name:	Barbara Dalton
Title:	VP, Venture Capital Worldwide Business Development

Address:	235 East 42nd Street
New York, NY 10017

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

OSAGE UNIVERSITY PARTNERS I, L.P.

By:	Osage University GP, LP, its general partner
By:	Osage Partners, LLC, its general partner

By:	/s/ William Harrington
Name:	William Harrington
Title:	Member

Address:	Osage Management Co., L.P.
50 Monument Road
Suite 201
Bala Cynwyd, PA 19004

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

CORRELATION VENTURES, L.P.
As nominee for Correlation Ventures L.P.,
Correlation Ventures Executives Fund, L.P.

By:	Correlation Ventures GP, LLC

By:	/s/ David E. Coats
Name:	David E. Coats
Title:	Managing Member

Address:	9255 Towne Center Drive, Suite 350
San Diego, CA 92121

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ William Bennett
William Bennett

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ Rolland Carlson
Rolland Carlson

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ Robert E. Maxson, Jr.
Robert E. Maxson, Jr.

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ John E. Mooney
John E. Mooney

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ Matthew Winkler
Matthew Winkler

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ Neile P. Wolfe
Neile P. Wolfe

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

THE STATE OF TEXAS

By:	/s/ Jeffrey S. Boyd
Name:	Jeffrey S. Boyd
Title:	Chief of Staff, Office of the Governor

Address:	Financial Services
ETF Compliance
PO Box 12878
Austin, TX 78711-2878

with a concurrent copy to:

ATTN: Emerging Technology Fund Award Program
General Counsel
Office of the Governor
P.O. Box 12428
Austin, Texas 78711

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

PTV SCIENCES II, L.P.

By:	Pinto Technology Ventures GP,
L.P., its general partner

By:	Pinto TV GP Company LLC,
its general partner

By:	/s/ Evan S. Melrose
Name:	Evan S. Melrose, M.D.
Title:

Address:

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ Christopher Earl
Christopher Earl

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ Judith Hasko
Judith Hasko

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/s/ Mark V. Roeder
Mark V. Roeder

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

THE MICHELE FINCH LIVING TRUST

By:	/s/ Michele Finch
Name:	Michele Finch
Title:	Trustee

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SANTE HEALTH VENTURES II. LP

By:	SHV Management Services II, LP, its general partner

By:	/s/ Kevin M. Lalande
Name:	Kevin M. Lalande
Title:	Managing Member

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

FOR AND ON BEHALF OF
MORNINGSIDE VENTURE INVESTMENTS LIMITED

By:	/s/ Louis Mary Garbano
Name:	Louise Mary Garbiano/Jill Marie Franklin
Title:	Authorized Signatory

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

VP COMPANY INVESTMENTS 2008, LLC

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Member, Management Committee

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

LAWRENCE M. ALLEVA PROFIT SHARING PLAN

By:	/s/ Lawrence M. Alleva
Name:	Lawrence M. Alleva
Title:	Trustee

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

THE ALAN C. AND AGNES B. MENDELSON FAMILY TRUST

By:	/s/ Alan Mendelson
Name:	Alan Mendelson
Title:	Trustee

THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF INVESTORS

Series D Investors

Eastern Capital Limited

Sofinnova Venture Partners VIII, L.P.

Baxter Healthcare Corporation

New Enterprise Associates 14, L.P.

Pfizer Inc.

Morningside Venture Investments Limited

Santé Health Ventures II, LP

Winkler, Matthew

Osage University Partners I, L.P.

Rock Springs Capital Master Fund LP

Correlation Ventures, L.P.

Wolfe, Neile P.

Carlson, Rolland

Mooney, John E.

Bennett, William

VP Company Investments 2008, LLC

The Michele Finch Living Trust

Sargent, David

Lawrence M. Alleva Profit Sharing Plan

The Alan C. and Agnés B. Mendelson Family Trust

Maxson Jr., Robert E.

Roeder, Mark

Hasko, Judith

Series C Investors

Sofinnova Venture Partners VIII, L.P.

New Enterprise Associates 14, L.P.

NEA Ventures 2012, Limited Partnership

Pfizer Inc.

Osage University Partners I, L.P.

Correlation Ventures, L.P.

Bennett, William

Carlson, Rolland

Hershey, John D.

Maxson Jr., Robert E.

Mooney, John E.

Winkler, Matthew

Wolfe, Neile P.

Daniel Winkler 2000 Trust

John Winkler 2000 Trust

Joshua Winkler 2000 Trust

Series B-1 Investors

The Office of Governor Economic Development and Tourism of the State of Texas

Series B Investors

Bennett, William

Carlson, Rolland

Finch, Michele

Hershey, John and Panda

Hershey, John D.

Maxson Jr., Robert E.

Smitheal, Jeremy

The Steinhardt/Alderton 2005 Revocable Living Trust

Winkler, Matthew

Series A Investors

Akelman, Edward

Alfred P. Sloan Foundation

Ann S. Bowers Separate Property Trust

Asuragen, Inc.

Bennett, William

Blackstone Holdings III, LP Quebec SEC

Boynton, Melbourne D.

BPEF 2 Ambion Partners, LP

The Bradford J. Faxon, Jr. Living Trust

Brown, David

Carlson, Rolland

d’Amato, Charles

Dahler, John

Dan Hill and Associates Money Purchase Pension Plan

DiGiovanni, Christopher

Donald and Sharon Edlow ttees Fielding B. Trust

Donald and Sharon Edlow ttees Fielding E. Trust

Donald Edlow IRA

Dwyer, Earlene Reed

Earl, Christopher D.

Fadale, Paul

Fealy, Stephen

Ferguson, Gary M.

Froehlich, John A.

Glassmeyer, Penelope M.

Green, Andrew

Growth Capital Partners, L.P.

Hajim, Edmund A.

Haverford Florida, LLC

High Plains Investments, LLP

Hime, John A.

Hippocrates Partners, L.P.

HOC Investments, LLC

Hollister, Rachelle

Huffard, Kimberly

Hulstyn, Michael J.

Hunicke-Smith, Scott

Innovative Promotions LLC

Investment Fund, LP

Jacobs, Melvin

Jaime Ernesto Yordan 2006 Annuity Trust

James F. Clark, Limited Partner

Jean Calhoun QPRT Trust

John O. Downing 2000 Family Trust

Kaderli, Mark D.

Karcher, John D.

The Ken L. Edlow Charitable Remainder Trust

Kulvinder and Kimberly S. Sachar

Labourier, Emmanuel

Leander, Bruce W.

Lim, Su-min

Lone Juniper, LP (Lone Pine Capital)

Maller, James L.

Martinez, Noel

Mary P. Adams Family Trust

Matthew L. Root IRA

Maxson Jr., Robert E.

McNabb II, John T.

Miller, Craig

Mont Blanc Holdings, LLC

Mooney, John E.

Moses, Bianca

Moss, Donell

Neufeld, Todd

Odessa, David G.

Odessa, Edward P.

OKAY Investment Club

The Osterweis Revocable Trust U/A dated 9/13/93

Pamela Perkins Pension and Profit Sharing Plan

Pasloske, Brittan

Peter Rauenbuehler and Mary L. Mines Trust

The Karen Winkler Phillips Family Trust UTD 3/19/2004

PTV Sciences II, LP

Rebello, James

Robert Calhoun QPRT Trust

RogHen I Limited Partnership

Rutman, James Morgan

Sargent, David W.

Schmaltz, Richard R.

SCP Equity Long Only Fund, L.P.

Sellers, R. Scot

Shelton, Jeffrey and Elizabeth

Sluder, Greenfield

The Steinhardt/Alderton 2005 Revocable Living Trust

Stenzel, Tim

Stern, Peter

Sullivan, Gregory W.

Sullivan, Maureen

Sullivan, Patrick K.

Suryaputra, Ivonne

TekkiShodan Limited Partnership

Telegraph Hill Partners SBIC, L.P.

Telegraph Hill Partners, L.P.

Terek, Richard Mark

The Michele Finch Living Trust

The Michael K. Wilson Revocable Trust

THP Affiliates Fund, LLC

Thornburgh, Richard E.

Todd Neufeld IRA

Vallejo, Ramiro R.

Von Rumohr, Cai

Walkerpeach, Cindy

Weiland, Andrew

Weiss, Dr. Arnold-Peter C.

Williams, Jeffrey

Winkler, Matthew

Daniel Winkler 2000 Trust

John Winkler 2000 Trust

Joshua Winkler 2000 Trust

Wolfe, Neile P.

Wyper, George U.

Wyper Partners, LLC

Zdeblick, Dr. Thomas A. and Catherine D.